As filed with the Securities and Exchange Commission on September 21, 2009

Registration No. 333-160701

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STERLING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	6719	91-1572822
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

111 North Wall Street

Spokane, Washington 99201

(509) 227-5389

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew J. Schultheis, Secretary

Sterling Financial Corporation

111 North Wall Street

Spokane, Washington 99201

(509) 227-5389

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Andrew J. Schultheis, Esq.

Richard A. Repp, Esq.

Witherspoon, Kelley, Davenport & Toole, P.S.

1100 U.S. Bank Building

422 West Riverside Avenue

Spokane, Washington 99201

(509) 624-5265

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)(6)
Common Stock, par value $1.00 per share
Preferred Stock, par value $1.00 per share
Warrants
Debt Securities
Units (4)
Stock Purchase Contracts
Depositary Shares (5)
Total	$500,000,000		$500,000,000	$17,200

(1)	An unspecified aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered at unspecified prices. Also includes an indeterminate number of shares of common stock or preferred stock as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance, or that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by registrant. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $500,000,000. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	Pursuant to General Instruction II.D of Form S-3, information as to each class of securities to be registered is not specified.

(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, exclusive of accrued interest and dividends, if any. Pursuant to Rule 415(a)(6), the figure takes into account $10,700 offset for the unsold shares covered by the S-3 Registration Statement #333-136001 filed by the registrant on July 25, 2006.

(4)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

(5)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(6)	The registration fee was previously paid with the initial filing of this registration statement on July 20, 2009.

INTRODUCTORY NOTE

This registration statement contains a form of base prospectus to be used in connection with offerings of the following securities of Sterling Financial Corporation:

•	Common stock,

•	Preferred stock,

•	Warrants,

•	Debt securities,

•	Units,

•	Stock purchase contracts,

•	Depositary shares.

Each offering of securities made under this registration statement will be made pursuant to this prospectus, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

PROSPECTUS

$500,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Stock Purchase Contracts

Depositary Shares

We may offer and sell from time to time in one or more offerings, shares of common stock, preferred stock, warrants, debt securities, units, stock purchase contracts and depositary shares of Sterling Financial Corporation (“Sterling”).

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “STSA.” The closing sales price of our common stock on the Nasdaq Global Select Market on September 18, 2009 was $2.20 per share. You are urged to obtain current market quotations for our common stock.

Each time we sell shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference” before you make your investment decision.

We may sell the shares to underwriters or dealers, through agents, or directly to investors, or a combination of these methods.

Our executive offices are located at 111 North Wall Street, Spokane, Washington 99201. You can also contact us by telephone at (509) 227-5389, or through our website at www.sterlingfinancialcorporation-spokane.com.

Investing in our securities involves a high degree of risk. See the section “Risk Factors” on page 6 of this prospectus, as well as in any supplements to this prospectus.

The Sterling securities offered in this prospectus are not savings or deposit accounts or other obligations of any of our bank or non-bank subsidiaries, and they are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 21, 2009.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the “SEC.” Under this shelf registration statement, we may issue and sell to the public, either separately or together, any part or all of the shares described in the registration statement, at any time and from time to time, in one or more public offerings, up to an aggregate amount of $500,000,000 of our common stock, preferred stock, warrants, debt securities, units, stock purchase contracts or depositary shares. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above.

The exhibits to our registration statement contain the text of certain contracts and other important documents we have summarized in this prospectus, in any prospectus supplement or in the documents incorporated by reference in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement, the exhibits and the documents incorporated by reference can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information,” and “Information Incorporated by Reference.” If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

You should rely only on the information contained in this prospectus, any prospectus supplement, and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement, or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to sell or to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained or incorporated herein at its date is correct as of any time subsequent to its date.

Unless specifically noted otherwise in this prospectus, references to “Sterling,” “we,” “us,” “our” and the “Company” are to Sterling Financial Corporation, a Washington corporation, and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws, including statements about anticipated future operating and financial performance, financial position and liquidity, growth opportunities and growth rates, pricing plans, acquisition and divestiture opportunities, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, financing needs and availability and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. The words “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should” and variations of these words and similar expressions are generally intended to identify these forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements by us are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Such forward-looking statements may be contained in this prospectus (and the documents incorporated by reference herein) under “Risk Factors,” or may be contained in our Annual Report on Form 10-K or in our Quarterly Reports on Form 10-Q under headings such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places.

These forward-looking statements may also include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, our de novo branching and acquisition efforts, and the economic conditions within our markets. These forward-looking statements involve numerous possible risks and uncertainties, many of which are beyond our control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) performance of bank and non-bank subsidiaries; (2) continued deterioration in general economic conditions or real estate markets, internationally, nationally or regionally; (3) legislative or regulatory changes adversely affecting fiscal and monetary policies and the businesses in which we engage; (4) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (5) increased competitive pressure among financial services companies; (6) unfavorable conditions in the capital markets; (7) the occurrence of future terrorist acts; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by us with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date any forward-looking statements are made.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of Sterling and the material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, prior to making an investment decision, you should carefully read:

•	This prospectus, which explains the general terms of the securities we may offer;

•	The applicable prospectus supplement, which explains specific terms of the securities being offered, and updates and changes information in this prospectus; and

•	The documents referred to in “Where You Can Find More Information” for information about Sterling, including our financial statements.

Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Washington, is the bank holding company for Sterling Savings Bank, a commercial bank, and Golf Savings Bank, a savings bank focused on single-family mortgage originations. Both banks are chartered by the State of Washington and insured by the Federal Deposit Insurance Corporation (“FDIC”). Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations. As of June 30, 2009, Sterling Financial Corporation had assets of $12.4 billion and operated more than 175 depository branches throughout Washington, Oregon, Idaho, Montana and California.

Our shares of common stock are quoted on the Nasdaq Global Select Market under the symbol STSA. The last reported sales price of our common stock on September 18, 2009 was $2.20. Our executive offices are located at 111 North Wall Street, Spokane, Washington 99201. You can also contact us by telephone at (509) 227-5389, or through our website at www.sterlingfinancialcorporation-spokane.com. The information on Sterling’s website is not part of this prospectus. Unless specifically noted otherwise in this prospectus, all references to “we,” “us,” “our,” or the “Company” refer to Sterling and its subsidiaries.

For additional information about Sterling’s business, see Sterling’s annual and quarterly reports, and the other documents Sterling files with the SEC, which are incorporated into this registration statement by reference. See “Where You Can Find More Information” on page 16.

The Securities We May Offer

We may use this prospectus to offer:

•	Common stock

•	Preferred stock

•	Warrants

•	Debt securities

•	Units

•	Stock purchase contracts

•	Depositary shares

A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

Common Stock

We may issue common stock, par value $1.00 per share. Based upon the current sales price of our common stock on the Nasdaq Global Select Market, if we were to issue common stock equal to the maximum amount registered under this prospectus, we would need to obtain shareholder approval to amend Sterling’s articles to approve the authorization of additional shares of common stock to be issued pursuant to such an offering. Holders of common stock are entitled to receive dividends when declared by our board of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

Preferred Stock

We currently have a single series of preferred stock issued and outstanding, as further described below in “Description of Preferred Stock, Series A.” Our Restated Articles of Incorporation currently provide that we may also issue up to 9,697,000 additional shares of preferred stock with various terms to be established by our board of directors. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or winding up of Sterling, voting rights and conversion rights.

Generally, each series of preferred stock will rank prior to our common stock. The prospectus supplement will also describe how and when dividends will be paid on the series of preferred stock.

Warrants

We currently have issued and outstanding a warrant to purchase 6,437,677 shares of Sterling common stock as further described below in “Description of Warrant to Purchase Common Stock.” We may issue additional common stock warrants independently or together with any securities. Common stock warrants are securities pursuant to which we may sell or purchase common stock. We will issue any common stock warrants under separate common stock warrant agreements. We may also offer warrants to purchase our preferred stock, senior debt securities, subordinated debt securities or any combination of securities, either independently or together with any other securities.

The particular terms of each issue of warrants, the agreement relating to the warrants and the warrant certificates representing common stock warrants will be described in the applicable prospectus supplement, which will include a description of: the underlying securities; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of securities to be delivered upon exercise; the date after which the warrants are separately transferable; any provisions for adjustments in the exercise price or the number of securities issuable upon exercise of the warrants; and any other specific terms.

You are encouraged to read the form of warrant agreement in connection with the specific issuance of warrants, which will be filed as an exhibit to one of our future current reports and incorporated by reference in the registration statement of which this prospectus forms a part. You can receive copies of these documents by following the directions in “Where You Can Find More Information.”

Debt Securities

We may offer several different types of debt securities. For any particular debt securities we offer, the applicable prospectus supplement will describe the terms of the debt securities, and will include for each series of debt securities, the initial public offering price, designation, priority, aggregate principal amount (including whether determined by reference to an index), currency, denomination, premium, maturity, interest rate (including whether fixed, floating or otherwise), time of payment of any interest, any terms for mandatory or optional redemption and other terms.

We may issue senior and subordinated debt, including subordinated and junior subordinated debt securities, under separate indentures to be entered into by and between us and a qualified trustee selected by us. Debt securities may be convertible into our common shares, as described in the applicable prospectus supplement.

Units

We may issue units comprised of shares of common stock, shares of preferred stock, stock purchase contracts, warrants, one or more debt securities, rights and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	provisions of the governing unit agreement; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

Stock Purchase Contracts

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and for us to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock, depositary shares or other security or property at a future date or dates. The stock purchase contracts may be issued separately or as part of stock purchase units, consisting of a stock purchase contract and any combination of securities. The applicable prospectus supplement will describe the terms of the stock purchase contracts, including, if applicable, collateral or depositary arrangements.

Depositary Shares

We may issue depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus. These depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between us and a bank or trust company.

Ratio of Earnings to Fixed Charges and Preferred Dividends

The following table sets forth the consolidated ratio of earnings to combined fixed charges and preferred stock dividends:

	June 30, 2009	For the Years Ended December 31,
		2008	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges:
Including deposit interest	*	*	1.33	1.37	1.52	1.67	1.59
Excluding deposit interest	*	*	1.98	2.02	2.11	2.18	1.99

*	Earnings to fixed charges and preferred dividends were a deficiency of $95.2 million for the six months ended June 30, 2009, and $412.6 million for the year ended December 31, 2008.

Ratios were derived from our annual reports on Form 10-K for the years ended December 31, 2008, 2007, 2006, 2005 and 2004, and our quarterly report on Form 10-Q for the period ended June 30, 2009. The ratio of earnings to fixed charges and preferred stock dividends were computed by dividing earnings as adjusted, by fixed charges and, where applicable, preferred dividends. For this purpose, earnings consist of income from continuing operations before taxes, fixed charges and preferred dividends. Fixed charges consist of interest expense on borrowings, including and excluding deposits, and imputed interest expense on operating leases. Prior to December 5, 2008, Sterling had no shares of preferred stock outstanding.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement as well as in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our annual report on Form 10-K for the period ended December 31, 2008 and in our updates to those “Risk Factors” contained in our quarterly reports on Form 10-Q, as well as other information in this prospectus, any accompanying prospectus supplement, and any other documents or reports incorporated by reference herein, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. General corporate purposes may include repayment of debt or the interest payment thereon, capital expenditures, possible acquisitions, investments, repurchase of our capital stock (including repurchase of our outstanding Series A preferred stock and related warrant issued to the United States Department of the Treasury), and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose. We cannot predict whether the proceeds invested will yield a favorable return.

PLAN OF DISTRIBUTION

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

If we use underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

REGULATORY CONSIDERATIONS

As a bank holding company under the Bank Holding Company Act of 1956, Sterling is subject to regulation, supervision and examination by the Federal Reserve. For a discussion of elements of the regulatory framework applicable to bank holding companies and their subsidiaries, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the other documents incorporated herein by reference as described under “Where You Can Find More Information.” This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of security holders, including holders of our common stock and the Series A Preferred Stock. As a result of this regulatory framework, our results of operations and financial condition are affected by actions of the Federal Reserve, the FDIC, which insures the deposits of our banking subsidiaries within certain limits, and the Washington State Department of Financial Institutions, Division of Banks, which regulates Sterling Savings Bank and Golf Savings Bank.

Our ability to pay dividends on the Series A Preferred Stock and our common stock depends primarily on dividends we receive from Sterling Savings Bank and Golf Savings Bank. Under federal regulations, the dollar amount of dividends the subsidiary banks may pay depends, in part, upon their capital position and recent net income. Generally, if a subsidiary bank satisfies its applicable regulatory requirements, it may make dividend payments up to the limits prescribed under state law and FDIC regulations.

Under Washington law, Sterling is also prohibited from paying a dividend if, after making such dividend payment, it would be unable to pay its debts as they become due in the usual course of business, or if its total liabilities, plus the amount that would be needed, in the event Sterling were to be dissolved at the time of the dividend payment, to satisfy preferential rights on dissolution of holders of preferred stock ranking senior in right of payment to the capital stock on which the applicable distribution is to be made exceed our total assets. Sterling must also maintain required capital levels of a bank holding company before it may pay dividends on its stock.

There are also numerous other governmental requirements and regulations that affect our business activities. Depository institutions, like Sterling Savings Bank and Golf Savings Bank, are affected by various federal laws, including those relating to consumer protection and similar matters. Our subsidiaries may also be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business and on our ability to pay dividends on our common stock and the Series A Preferred Stock.

In addition to the foregoing regulatory restrictions, we are and may in the future become subject to contractual restrictions that would limit or prohibit us from paying dividends on our common stock, including those described under “Description of Preferred Stock, Series A— Priority of Dividends.”

DESCRIPTION OF CAPITAL STOCK

The Company’s authorized capital stock consists of 760,000,000 shares, 750,000,000 of such shares being common stock, par value one dollar ($1.00) per share, and 10,000,000 of such shares being preferred stock, par value one dollar ($1.00) per share, issuable in one or more series. As of September 18, 2009, 52,397,485 shares of our common stock were issued and outstanding, 303,000 shares of our preferred stock were issued and outstanding, and a warrant to purchase 6,437,677 shares of our common stock was issued and outstanding. Sterling is authorized under its Restated Articles of Incorporation to issue additional shares of authorized capital stock, and our board of directors is authorized to set the terms of preferred stock, generally without shareholder approval. An amendment to Sterling’s articles to change the authorized capital stock requires the approval of Sterling’s board of directors and shareholders.

This description of our capital stock is only a summary and is qualified by applicable law and by the provisions of our Restated Articles of Incorporation and Bylaws, copies of which are available as set forth under “Where You Can Find More Information.”

Description of Common Stock

The following is a brief description of the material provisions of our common stock. This description is not complete, and is qualified in its entirety by reference to the provisions of our Restated Articles of Incorporation, as amended, our amended and restated Bylaws, and the Washington Business Corporation Act (the “WBCA”). Our Restated Articles of Incorporation and our Bylaws are, and any amendments to them will be, incorporated by reference into this registration statement.

Shares Authorized. We have 750,000,000 shares of authorized common stock, $1.00 par value per share, of which 52,397,485 shares were outstanding as of September 18, 2009. Based upon the current sales price of our common stock on the Nasdaq Global Select Market, if we were to issue common stock equal to the maximum amount registered under this prospectus, we would need to obtain shareholder approval to amend Sterling’s articles to approve the authorization of additional shares of common stock to be issued pursuant to such an offering.

Amendment of the Bylaws. Sterling’s Bylaws may be amended by a majority vote of the full board of directors or by a majority vote of the shares entitled to vote and represented at a meeting where a quorum is present.

Dividend Rights. Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of any funds legally available for dividends. We expect to pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock, for the then current period and, in the case of any Series A Preferred Stock, all prior periods.

Liquidation and Dissolution. In the event of the liquidation, dissolution and winding up of the Company, the holders of our common stock are entitled, upon our liquidation, and after claims of creditors and the preferences of any class or series of preferred stock outstanding at the time of liquidation, to receive a pro rata share of our net assets.

Restrictions on Ownership. The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the FDIC to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Shareholder Approval of a Merger, Share Exchange, Sale of Assets, or Dissolution. A merger or share exchange, sale of all or substantially all of the corporation’s assets not in the regular course of business, or dissolution must be approved by two-thirds of the shareholder votes entitled to be cast thereon.

Special Meetings of Shareholders. Special meetings of the shareholders may be called by the board of directors, the chairman of the board, or one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that special meeting, but not the president. Sterling’s articles requires that notice of a special shareholders’ meeting generally be given not less than 10 nor more than 60 days before the date of the meeting. In certain circumstances, such as a special meeting to act on a plan of merger or to amend the articles, notice must be given not less than 20 nor more than 60 days before the date of the meeting.

Voting Rights. Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize.

Other Rights. Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Other Matters. The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. Our common stock is quoted on the Nasdaq Global Select Market. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.

Description of Preferred Stock, Series A

The following is a brief description of the terms of our Series A preferred stock issued to the United States Department of the Treasury (the “U.S. Treasury”). This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation, as amended, including the Articles of Amendment to the Restated Articles of Incorporation with respect to the Series A preferred stock, and the Letter Agreement by and between Sterling and the U.S. Treasury, dated December 5, 2008, copies of which have been filed with the SEC as Exhibits 3.1 and 10.1, respectively, to Sterling’s Current Report on Form 8-K filed on December 8, 2009 and are also available upon request from us.

General

Under our Restated Article of Incorporation, as amended, we have authority to issue up to 303,000 shares of Series A preferred stock of Sterling designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value one dollar ($1.00) per share. All of said preferred shares were issued to the U.S. Treasury in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of Series A preferred stock are validly issued, fully paid, and non assessable.

Dividends Payable On Shares of Series A Preferred Stock

Holders of shares of the Series A preferred stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series A preferred stock with respect to each dividend period from December 5, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series A preferred stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series A preferred stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, (each a “dividend payment date”), starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A preferred stock are payable to holders of record of shares of Series A preferred stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series A preferred stock, we are required to provide written notice to the holders of shares of Series A preferred stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Washington state laws relating to the payment of dividends.

Priority of Dividends

The Series A preferred stock ranks pari passu with or senior to all other series or classes of preferred stock, whether or not issued or outstanding, with respect to the payment of dividends and the distribution of assets in the event of our dissolution, liquidation or winding up.

So long as any share of Series A preferred stock remains outstanding, we are generally not permitted to declare or pay any dividend or distribution on the common stock or any other shares of junior stock (other than dividends payable solely in shares of common stock) or Parity Stock, and no common stock, junior stock or parity stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accrued and unpaid dividends for all past dividend periods, including the latest completed dividend period, on all outstanding shares of Series A preferred stock have been or are contemporaneously declared and paid in full. The following exceptions, however, are permissible:

•

purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•

purchases or other acquisitions by broker-dealer subsidiaries of Sterling solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•	purchases or other acquisitions by broker-dealer subsidiaries of Sterling for resale pursuant to an offering by Sterling of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not Sterling or a subsidiary of Sterling, including as trustee or custodian; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 5, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

If we repurchase shares of the Series A preferred stock from a holder other than the U.S. Treasury, we must offer to repurchase a ratable portion of the Series A preferred stock then held by the U.S. Treasury.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series A preferred stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series A preferred stock), with respect to the Series A preferred stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A preferred stock from time to time out of any funds legally available for such payment, and the Series A preferred stock shall not be entitled to participate in any such dividend.

Redemption

The Series A preferred stock may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $75,750,000, which equals 25% of the aggregate liquidation amount of the Series A preferred stock on the date of issuance. In such a case, we may redeem the Series A preferred stock, subject to the approval of FDIC, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than Sterling or its subsidiaries after December 5, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as tier 1 capital of Sterling at the time of issuance under the applicable risk-based capital guidelines of the FDIC. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.

Notwithstanding the foregoing, the American Recovery and Reinvestment Act of 2009 (“ARRA”), which was signed into law on February 17, 2009, provides that the Secretary of the Treasury shall permit, subject to consultation with the recipient’s appropriate federal banking agency, a recipient of funds under the Treasury’s Capital Purchase Program (the “CPP”) to repay such assistance previously provided under the CPP, without regard to whether the recipient has replaced such funds from any other source or to any waiting period. ARRA further provides that when the recipient repays such assistance, the Secretary of the Treasury shall liquidate the warrants associated with the assistance at the current market price. It appears that ARRA will permit us, if we so elect and following consultation with the Federal Reserve and the FDIC, to redeem the Series A preferred stock at any time without restriction.

After February 15, 2012, the Series A preferred stock may be redeemed at any time, subject to the approval of the Federal Reserve and the FDIC, in whole or in part, subject to notice as described below.

In any redemption, the redemption price is an amount equal to the per share liquidation amount of $1,000 per share plus accrued and unpaid dividends to but excluding the date of redemption.

The Series A preferred stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of the Preferred Stock have no right to require the redemption or repurchase of the Preferred Stock.

If fewer than all of the outstanding shares of the Series A preferred stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of the Series A preferred stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of the Series A preferred stock by first class mail, postage prepaid, addressed to the holders of record of the shares of the Series A preferred stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of the Series A preferred stock designated for redemption will not affect the redemption of any other holder of the Series A preferred stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of the Series A preferred stock are to be redeemed, and the number of shares of the Series A preferred stock to be redeemed (and, if less than all shares of the Series A preferred stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of the Series A preferred stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock, which may be reissued as shares of any series of preferred stock other than Series A preferred stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of the Series A preferred stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A preferred stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A preferred stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of the Series A preferred stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of the Series A preferred stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of the Series A preferred stock has been paid in full to all holders of the Series A preferred stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A preferred stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series A preferred stock shall not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. Whenever dividends payable on the shares of Series A preferred stock have not been paid for an aggregate of six quarterly dividend periods or more, whether or not consecutive, the authorized number of directors then constituting our board shall be automatically increased by two and the holders of Series A preferred stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the Series A preferred stock Directors, at the next annual meeting (or at a special meeting called for the purpose of electing the Series A preferred stock Directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any Series A preferred stock Directors shall be subject to the condition that the election would not cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded, where listed or traded companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A preferred stock and voting parity stock to vote for Series A preferred stock Directors, as described above, the Series A preferred stock Directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of Sterling will be reduced by the number of Series A preferred stock Directors that the holders of Series A preferred stock and voting parity stock had been entitled to elect. The holders of a majority of the Series A preferred stock and voting parity stock shares, voting as a class, may remove any Series A preferred stock Director, with or without cause, and the holders of a majority of the Series A preferred stock and voting parity stock shares, voting as a class, may fill any vacancy created by the removal of a Series A preferred stock Director. If the office of a Series A preferred stock Director becomes vacant for any other reason, the remaining Series A preferred stock Director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series A preferred stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Restated Articles of Incorporation, as amended, the vote or consent of the holders of at least 66 2/3% of the shares of Series A preferred stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

Any amendment or alteration of the Restated Articles of Incorporation, as amended, to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to Series A preferred stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of Sterling;

•

Any amendment, alteration or repeal of any provision of the Restated Articles of Incorporation, as amended, for the Series A preferred stock so as to adversely affect the rights, preferences, privileges or voting powers of the Series A preferred stock; or

•

Any consummation of a binding share exchange or reclassification involving the Series A preferred stock, or of a merger or consolidation of Sterling with another entity, unless the shares of Series A preferred stock remain outstanding following any such transaction or, if Sterling is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series A preferred stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A preferred stock, taken as a whole.

To the extent of the voting rights of the Series A preferred stock, each holder of Series A preferred stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of Series A preferred stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A preferred stock to effect the redemption.

Description of Warrant to Purchase Common Stock

The following is a brief description of the terms of the warrant issued to the U.S. Treasury (the “Warrant”). This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Warrant, and the Letter Agreement by and between Sterling and the U.S. Treasury, dated December 5, 2008, copies of which have been filed with the SEC as Exhibits 4.2 and 10.1, respectively, to Sterling’s Current Report on Form 8-K filed on December 8, 2009 and are also available upon request from us.

Shares of Common Stock Subject to the Warrant

The Warrant is initially exercisable for 6,437,677 shares of common stock. If we receive aggregate gross cash proceeds of not less than $303 million from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of common stock issuable pursuant to the warrantholder’s exercise of the Warrant will be reduced by one half of the original number of shares. The number of shares subject to the Warrant are subject to further adjustment described below under the heading “Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the Warrant, and subject to adjustment, is $7.06 per share of common stock. The Warrant may be exercised at any time on or before 5:00 p.m., New York City time on or before December 5, 2018, by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the number of shares of common stock for which the Warrant is being exercised.

Upon exercise of the Warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the Warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the Warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Warrant. We will at all times reserve the aggregate number of shares of our common stock for which the Warrant may be exercised.

Rights as a Shareholder

The warrantholder shall have no voting rights or other rights as a shareholder until (and then only to the extent) the Warrant has been exercised.

Transferability

Subject to compliance with applicable securities laws, the holder shall be permitted to transfer, sell, assign or otherwise dispose of all or a portion of the purchased Securities or Warrant shares at any time, provided that the warrantholder shall not transfer a portion or portions of the Warrant with respect to, and/or exercise the Warrant for, more than one-half of the initial Warrant shares in the aggregate until the earlier of (a) the date on which the Sterling has received aggregate gross proceeds of not less than $303 million from one or more Qualified Equity Offerings, and (b) December 31, 2009.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of December 5, 2011 and the date the U.S. Treasury no longer holds the Warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•

in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of December 5, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving Sterling and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the Warrant shall be converted into the right to exercise the Warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF OTHER SECURITIES

We will set forth in a prospectus supplement, as applicable, a description of any other securities that we may offer under this prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered hereby will be passed upon for us by the law firm of Witherspoon, Kelley, Davenport & Toole, P.S. Ned M. Barnes, a director of Sterling’s subsidiary, Sterling Savings Bank, and Andrew J. Schultheis, Sterling’s Secretary, are principals of Witherspoon, Kelley, Davenport & Toole, P.S. In addition, as of September 18, 2009, principals of Witherspoon, Kelley, Davenport & Toole, P.S. beneficially owned an aggregate of approximately 171,441 shares of Sterling common stock. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. Any information that we reference this way is considered part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and until this offering has been completed. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus). You should review these filings, as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on March 6, 2009;

•

Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009, filed with the Securities and Exchange Commission on May 11, 2009 and August 7, 2009, respectively; and

•	Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 8, 2009, May 7, 2009, July 21, 2009 and August 19, 2009.

•

The description of our common stock contained in our registration statement on Form S-3 filed on January 6, 2009 (File No. 333-156568), including any amendments or reports filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

Our filings are available on our website, www.sterlingfinancialcorporation-spokane.com. Information contained in or linked to our website is not a part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at:

Sterling Financial Corporation

111 North Wall Street

Spokane, Washington 99201

(509) 227-5389

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. In addition, our filings are available on our website at www.sterlingfinancialcorporation-spokane.com.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part. We will bear all of these expenses.

Registration fee under the Securities Act	$17,200	*
Legal fees and expenses	$100,000	*
Accounting fees and expenses	$100,000	*
Printing expenses	$25,000	*
Other miscellaneous fees and expenses	$10,000	*
Total	$252,200	*

*	Estimated solely for the purpose of this Item, pursuant to instruction to Item 511 of Regulation S-K. Actual expenses may be more or less.

Item 15.	Indemnification Of Officers And Directors

As a Washington corporation, Sterling is subject to the provisions of the WBCA. Section 23B.08.570 of the WBCA authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors, officers, employees and other agents of the corporation (“Agents”) in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

Our Board of Directors has resolved to indemnify the officers and directors of the registrant to the full extent permitted by Section 23B.08.570 of the WBCA, and Article XI of our Amended and Restated Articles of Incorporation and Article X of our Amended and Restated Bylaws authorize the registrant to provide for indemnification of officers and directors to the same extent. This indemnification limits the personal monetary liability of directors in performing their duties on behalf of the registrant, to the extent permitted by the WBCA, and permits the registrant to indemnify its directors and officers against certain liabilities and expenses, to the extent permitted by the WBCA. In addition, the registrant maintains a directors and officers liability insurance policy that insures its directors and officers against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

Item 16.	Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

4.1	Restated Articles of Incorporation of Sterling. Filed as Exhibit 4.1 to Sterling’s Amendment No. 1 to the Registration Statement on Form S-3 dated May 8, 2009, and incorporated by reference herein.

4.2	Articles of Amendment of Restated Articles of Incorporation of Sterling. Filed herewith.

4.3	Amended and Restated Bylaws of Sterling. Filed as Exhibit 4.2 to Sterling’s Registration Statement on Form S-3 dated January 6, 2009, and incorporated by reference herein.

4.4	Form of Common Stock Certificate.**

4.5	Form of Series A Preferred Stock Certificate. Filed as Exhibit 4.6 to Sterling’s Registration Statement on Form S-3 dated January 6, 2009, and incorporated by reference herein.

4.6	Form of Warrant to Purchase Series A Preferred Shares issued to the United States Department of the Treasury. Filed as Exhibit 4.2 to Sterling’s current report on Form 8-K filed on December 8, 2008, and incorporated by reference herein.

4.7	Sterling has outstanding certain long-term debt. None of such debt exceeds ten percent of Sterling’s total assets; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits. Copies of instruments with respect to such long-term debt will be furnished to the Securities and Exchange Commission upon request.

5.1	Opinion of Witherspoon, Kelley, Davenport & Toole, P.S. Filed herewith.

12.1	Statement of Ratio of Earnings to Fixed Charges and Preferred Dividends. Filed herewith.

23.1	Consent of Witherspoon, Kelley, Davenport & Toole, P.S. (included in Exhibit 5.1).

23.2	Consent of BDO Seidman, LLP. Filed herewith.

24.1	Powers of Attorney.**

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**	Previously filed with the initial filing of this registration statement on July 20, 2009.

Item 17.	Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430(B):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

D. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

E. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, that registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer, or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

F. The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement No. 333-160701 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Spokane, State of Washington, on the 21st day of September, 2009.

STERLING FINANCIAL CORPORATION
(Registrant)

By:	/s/ Daniel G. Byrne
Daniel G. Byrne
Executive Vice President, Assistant Secretary and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold B. Gilkey	Chairman of the Board, President and Chief Executive Officer	September 21, 2009

/s/ Daniel G. Byrne Daniel G. Byrne	Executive Vice President, Assistant Secretary, and Principal Financial Officer	September 21, 2009

* Robert G. Butterfield	Senior Vice President, Controller and Principal Accounting Officer	September 21, 2009

* Katherine K. Anderson	Director	September 21, 2009

* Ellen R.M. Boyer	Director	September 21, 2009

* William L. Eisenhart	Director	September 21, 2009

* James P. Fugate	Director	September 21, 2009

* James B. Keegan	Director	September 21, 2009

* Robert D. Larrabee	Director	September 21, 2009

* Michael F. Reuling	Director	September 21, 2009

* William W. Zuppe	Director	September 21, 2009

*By:	/s/ Daniel G. Byrne
Daniel G. Byrne Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

4.1	Restated Articles of Incorporation of Sterling. Filed as Exhibit 4.1 to Sterling’s Amendment No. 1 to the Registration Statement on Form S-3 dated May 8, 2009, and incorporated by reference herein.

4.2	Articles of Amendment of Restated Articles of Incorporation of Sterling. Filed herewith.

4.3	Amended and Restated Bylaws of Sterling. Filed as Exhibit 4.2 to Sterling’s Registration Statement on Form S-3 dated January 6, 2009, and incorporated by reference herein.

4.4	Form of Common Stock Certificate.**

4.5	Form of Series A Preferred Stock Certificate. Filed as Exhibit 4.6 to Sterling’s Registration Statement on Form S-3 dated January 6, 2009, and incorporated by reference herein.

4.6	Form of Warrant to Purchase Series A Preferred Shares issued to the United States Department of the Treasury. Filed as Exhibit 4.2 to Sterling’s current report on Form 8-K filed on December 8, 2008, and incorporated by reference herein.

4.7	Sterling has outstanding certain long-term debt. None of such debt exceeds ten percent of Sterling’s total assets; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits. Copies of instruments with respect to such long-term debt will be furnished to the Securities and Exchange Commission upon request.

5.1	Opinion of Witherspoon, Kelley, Davenport & Toole, P.S. Filed herewith.

12.1	Statement of Ratio of Earnings to Fixed Charges and Preferred Dividends. Filed herewith.

23.1	Consent of Witherspoon, Kelley, Davenport & Toole, P.S. (included in Exhibit 5.1).

23.2	Consent of BDO Seidman, LLP. Filed herewith.

24.1	Powers of Attorney.**

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**	Previously filed with the initial filing of this registration statement on July 20, 2009.